SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East
Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

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Item 5. OTHER EVENTS.
Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Press Release dated 2/2/04
Press Release dated 2/3/04

Item 5. OTHER EVENTS.

     On February 2, 2004, Hillenbrand Industries, Inc. (the Company) announced that it had completed its acquisition of Mediq, Inc. The purchase price was approximately $330 million, subject to post-closing adjustments. On February 3, 2004, the Company also announced that it had acquired the remaining 84 percent of NaviCare Systems, Inc. that it did not own for $14 million, subject to adjustments. These acquisitions were funded with borrowings under the Company’s existing bank facilities.

These announcements are more fully described in the press releases filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The contents of such Exhibits are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit

	99.1	Press release dated February 2, 2004 issued by the Company.

	99.2	Press release dated February 3, 2004 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: February 4, 2004	BY:	/S/	Scott K. Sorensen

Scott K. Sorensen
Vice President and
Chief Financial Officer

DATE: February 4, 2004	BY:	/S/	Gregory N. Miller

Gregory N. Miller
Vice President — Controller and
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated February 2, 2004 issued by the Company.

99.2	Press release dated February 3, 2004 issued by the Company.

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